SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            (Amendment No. ________)
Filed by the Registrant  /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or sec. 240.14a-12

                               CAERE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

- - ----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions apply:

- - ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- - ----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

- - ----------------------------------------------------------------------------

(5)  Total fee paid:

- - ----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

- - ----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

- - ----------------------------------------------------------------------------

(4)  Date filed:

- - ----------------------------------------------------------------------------

                               CAERE CORPORATION
                                100 COOPER COURT
                          LOS GATOS, CALIFORNIA 95030



                                                      April 6, 1995



Dear Stockholder:

     On behalf of Caere Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, May 5, 1995, at Los Gatos Lodge, 50 Saratoga Avenue, Los Gatos, California. At the meeting, stockholders will be asked to elect two persons to the Company's Board of Directors to serve for a three-year term expiring on the date of the Company's 1998 Annual Meeting of Stockholders, to approve amendments to the 1992 Non-Employee Directors' Stock Option Plan to increase the number of shares which may be issued and to extend the term of options, and to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1995. The accompanying Notice and Proxy Statement describes these proposals. We urge you to read this information carefully. The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy card promptly. The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign, date and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting. We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                                      Sincerely yours,




                                                      Robert G. Teresi
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                               CAERE CORPORATION
                                100 COOPER COURT
                          LOS GATOS, CALIFORNIA 95030

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1995


To the Stockholders of Caere Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Caere Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 5, 1995, at 9:00 a.m., local time, at Los Gatos Lodge, 50 Saratoga Avenue, Los Gatos, California, for the following purposes: 1. To elect two directors of the Company to serve for the ensuing three years until the Company's 1998 Annual Meeting of Stockholders and until their successors are elected; 2. To approve amendments to the 1992 Non-Employee Directors' Stock Option Plan to increase the number of shares which may be issued from 80,000 to 130,000, an increase of 50,000 shares, and to extend the term of options, including outstanding options, from five years to ten years; 3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1995; and 4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors of the Company has fixed the close of business on March 14, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                              By order of the Board of Directors


                                              Blanche M. Sutter, Secretary

Los Gatos, California
April 6, 1995

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               CAERE CORPORATION
                                100 COOPER COURT
                          LOS GATOS, CALIFORNIA 95030


                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Caere Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 5, 1995, at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Los Gatos Lodge, 50 Saratoga Avenue, Los Gatos, California.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. The Company has engaged the firm of D. F. King & Co., Inc. to assist the Company in the distribution and solicitation of proxies and has agreed to pay D. F. King & Co., Inc. a fee of $5,500 plus expenses for its services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company and by D. F. King & Co., Inc. No additional compensation will be paid to directors, officers or other employees for such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     The Company intends to mail this proxy statement and accompanying proxy on or about April 6, 1995, to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 14, 1995, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 1995, the Company had outstanding and entitled to vote 13,126,237 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

     REVOCABILITY  OF  PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 100 Cooper Court, Los Gatos, California 95030, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes having staggered terms of three years each, with each class consisting, as nearly as possible, of one-third of the total number of directors. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the Company's outstanding capital stock. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Company's Bylaws presently authorize a Board of Directors composed of five directors. Thus, the Board is presently divided into three classes, two of which have two directors and one of which has one director. The class whose term of office expires at the Annual Meeting consists of two directors. One of the purposes of the Annual Meeting is the election of two directors to this class, such directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until such directors' earlier death, resignation or removal. The nominees for election to this class are currently directors of the Company whose terms expire at the Annual Meeting.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The individuals nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

     Set forth below is biographical information for the individuals nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1998
ANNUAL MEETING

ROBERT G. TERESI

     Mr. Teresi, age 53, has been with the Company since 1976 and has served as President, Chief Executive Officer and a director of the Company since May 1985. He was elected Chairman of the Board on October 15, 1991. In May 1994, Mr. Teresi relinquished the office of President.

WAYNE E. ROSING

     Mr. Rosing, age 48, has been a director of the Company since June 1991. Since September 1994, he has been President of The Remote Telescope Company, Inc., a recently incorporated company that is developing. From 1988 to 1994, he was an officer of Sun Microsystems, Inc., a manufacturer of UNIX-based professional work stations and compatible software, or President or Vice President of one of its subsidiaries, divisions, or groups.

            MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THESE NOMINEES.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1996 ANNUAL MEETING

SIDNEY S. KAHN

     Mr. Kahn, age 57, has served as a director of the Company since 1978. He has been a private investor since December 1987. He is director of a number of privately held corporations, including Orion Network Systems, Inc., Telogy
Systems, Inc. and The Ambis Corporation. He is also a director of Phoenix Network Systems.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

JAMES K. DUTTON

     Mr. Dutton, age 62, has been a director of the Company since 1979. He is currently a consultant and private investor. From December 1979 to May 1985, he served as the Company's President and Chief Executive Officer. From 1991 to May 1993, Mr. Dutton was President of Andor Corporation, a distributor of high end mainframe computer equipment and related software. From July 1988 to February 1990, Mr. Dutton was President of ELXSI, a manufacturer of computers. He was a director of System Industries Inc. from 1985 to July 1993 and served as Chairman of the Board from March 1992 to July 1993. He is a director of ECCS, Inc.


FREDERICK W. ZUCKERMAN

     Mr. Zuckerman, age 60, has been a director of the Company since March 1995. Mr. Zuckerman is a private investor. Previously, he was Vice President and Treasurer of International Business Machines Corp., a multinational corporation principally engaged in the computer business, from September 1993 to January 1995, Vice President and Treasurer of RJR Nabisco, Inc., a multinational corporation principally engaged in the tobacco and food businesses, from February 1991 to September 1993, and Corporate Vice President and Treasurer of Chrysler Corp., a multinational corporation principally engaged in the automotive business, from December 1981 to September 1990. He is a director of Meditrust, Northeast Federal Corporation, Turner Corporation, NVR Corporation, Anacomp, Inc., Japan Equity Fund, The Singapore Fund, Northeast Federal Corporation, Northeast Savings Bank and Pantone, Inc.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1994, the Board held eight meetings. The Board has a standing Compensation and Option Committee, a standing Audit Committee, and a standing Nominating Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls. The Audit Committee, which consists of Messrs. Dutton, Kahn and Rosing, met once during the fiscal year ended December 31, 1994.

     The Compensation and Option Committee makes recommendations concerning salaries, incentive compensation, and stock option grants to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation and Option Committee, which consists of Messrs. Dutton, Kahn and Rosing, met four times during the fiscal year ended December 31, 1994.

     In June 1994, the Board appointed a Nominating Committee, which consists of three non-employee directors: Messrs. Kahn, Dutton and Rosing. The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee did not meet during the fiscal year ended December 31, 1994.

     During the fiscal year ended December 31, 1994, each Board member attended seventy-five percent or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

  APPROVAL OF AMENDMENTS TO THE 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

DESCRIPTION OF THE PROPOSED AMENDMENT

     The Company's 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") was originally adopted by the Board in February 1992 and approved by the stockholders in May 1992. In August 1994, the Board adopted, subject to stockholder approval, an amendment to extend the term of options, including outstanding options, granted under the Directors' Plan from five years to ten years. In March 1995, the Board adopted, subject to stockholder approval, a proposal to amend the Directors' Plan to increase the number of shares authorized for issuance under the Directors' Plan from 80,000 shares to 130,000 shares. The Board adopted these amendments to facilitate the Company's goal of attracting additional non-employee directors and to ensure that the Company can continue to grant stock options to non-employee directors at levels determined appropriate by the Board and the Compensation and Option Committee.

     As of December 31, 1994, and without taking into account the proposed amendment to the Directors' Plan, the Company had granted options for an aggregate of 60,000 shares of Common Stock pursuant to the Directors' Plan, all of which were outstanding, with exercise prices ranging from $6.9375 to $7.00. No options have been exercised under the Directors' Plan. As of December 31, 1994, and without taking into account the proposed amendment to the Directors' Plan, 20,000 shares remained available for future grant.

     The affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the approval of Proposal 2.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

DESCRIPTION OF THE DIRECTORS' PLAN

     The essential features of the Directors' Plan are outlined below.

GENERAL

     The Directors' Plan, and the right of directors to receive options and purchase stock thereunder, is intended to qualify as a formula award plan having "disinterested administration" promulgated under Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Directors' Plan provides for the nondiscretionary grant of nonstatutory stock options. Nonstatutory stock options granted under the Directors' Plan are intended not to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" below for a discussion of the tax treatment of nonstatutory stock options. Without taking into account the proposed amendment to the Directors' Plan, the maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan currently is 80,000. Under Proposal 2, the Directors' Plan would be amended to increase this number to 130,000 shares.

PURPOSE

     The Company, by means of the Directors' Plan, seeks to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive for such persons to exert maximum efforts to promote the success of the Company, and to encourage their continued service on the Board.

ADMINISTRATION

     The Directors' Plan is administered by the Board, unless the Board delegates administration to a committee composed of not fewer than two members of the Board. As used herein with respect to the Directors' Plan, the term "Board" refers to any committee to which the Board delegates administrative authority with respect to the Directors' Plan, as well as to the Board of Directors itself. Subject to the provisions of the Directors' Plan, the Board has the power to construe and interpret the Directors' Plan and options granted under it, to establish, amend and revoke rules and regulations for its administration, to amend the Directors' Plan, and to generally exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

ELIGIBILITY

     Options may be granted under the Directors' Plan only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or of any affiliate of the Company. The term "affiliate" as used in the Directors' Plan means any parent or subsidiary corporation of the Company as those terms are defined in the Code. Four of the Company's five current directors (all except Mr. Teresi) are eligible to participate in the Directors' Plan.

     The option grants under the Directors' Plan are nondiscretionary. Pursuant to the terms of the Directors' Plan, after the date of approval of the Directors' Plan by the Board (the "Adoption Date") each person who is subsequently elected for the first time to be a non-employee director of the Company shall automatically be granted an option to purchase 20,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan) upon the date of his or her initial election to be a non-employee director of the Company by the Board or stockholders of the Company. Thereafter, so long as any such person remains a non-employee director of the Company and the Directors' Plan remains in effect, he or she shall, on each three-year anniversary of such initial grant, automatically be granted an option to purchase 20,000 shares of the Company's Common Stock (subject to adjustment as provided in the Directors'
Plan). Each non-employee director who was a non-employee director as of the Adoption Date shall, on each three-year anniversary of such non-employee director's receipt of an option grant (as of a date immediately preceding the Adoption Date) covering shares of Common Stock of the Company, automatically be granted an option to purchase 20,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan).

TERMS OF OPTIONS

     Each option under the Directors' Plan is subject to the following terms and conditions:

     Exercise Price; Payment. The exercise price of each option granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such option on the date such option is granted. The exercise price of options granted under the Directors' Plan must be paid either:
(i) in cash at the time the option is exercised, (ii) by delivery to the Company of shares of Common Stock of the Company that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, or (iii) by a combination of such methods of payment.

     Option Vesting. Options granted under the Directors' Plan vest with respect to each optionee in three equal annual installments commencing on the date one year after the date of grant of the option, provided that the optionee has, during the entire one-year period prior to such vesting date, continuously served as a non-employee director of the Company.

     Termination of Options. Currently no option granted under the Directors' Plan is exercisable after the expiration of five years from the date the option was granted. Under Proposal 2, the Directors' Plan would be amended to extend the term during which the option is exercisable from a period of five years to a period of ten years from the date the option was granted.

     Nontransferability of Options. Options granted under the Directors' Plan are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding will be appropriately adjusted as to the class and maximum number of shares subject to the Directors' Plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN  CORPORATE  EVENTS

     The Directors' Plan provides that in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) the time during which such options may be exercised shall be automatically accelerated and such options shall be exercisable in their entirety immediately prior to such event; (ii) any surviving corporation may elect to assume such options outstanding under the Directors' Plan or may substitute similar options for those outstanding under the Directors' Plan; and (iii) any options outstanding thereunder will terminate if not exercised or assumed prior to such event.

DURATION,  AMENDMENT  AND TERMINATION

     The Board may suspend or terminate the Directors' Plan at any time. Unless sooner terminated, the Directors' Plan shall terminate on February 27, 2002.

     The Board may also amend the Directors' Plan at any time and from time to time, provided, however, that the Board shall not amend the Directors' Plan more than once every six months, with respect to the provisions of the plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment would: (i) increase the number of shares reserved for options under the Directors' Plan; (ii) modify the requirements as to eligibility for participation in the Directors' Plan (to the extent such modification requires stockholder approval in order for the Directors' Plan to comply with the requirements of Rule 16b-3); or (iii) modify the Directors' Plan in any other way if such modification requires stockholder approval in order for the Directors' Plan to comply with the requirements of Rule 16b-3.

FEDERAL INCOME TAX  INFORMATION

     Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

     The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

     Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee generally will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the optionee is a director of the Company, under existing laws the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of a Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. At the time the optionee recognizes ordinary income due to the exercise of the option, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, generally will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for at least one year.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.



                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1995, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since 1976. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 25, 1995, by: (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                           Beneficial Ownership(1)
                                                                      Number of           Percent of
         Beneficial Owner                                              Shares(2)           Total

         Wisconsin Investment Board                                   820,000                 6.2%
           P.O. Box 7842
           Madison, WI  53707
         Gardner Lewis Asset Management, L.P.                         789,800                 6.0%
           285 Wilmington-West Chester Pike
           Chadds Ford, PA  19317
         Robert G. Teresi                                             204,242                 1.5%
         Sidney S. Kahn                                                40,726                 *
         James K. Dutton                                               70,000                 *
         Wayne E. Rosing                                                    0                 *
         Frederick W. Zuckerman                                             0                 *
         Blanche M. Sutter                                             59,332                 *
         Serge L. Blanc                                                43,099                 *
         Roger L. Bailey                                               10,000                 *
         Dan D. Borozan                                                 4,000                 *
         All executive officers and directors as a group (15 persons) 497,022                 3.7%

- - -----------

* Less than 1%

     (1)This table is based upon information supplied by executive officers, directors, and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,121,179 shares outstanding on February 25, 1995, adjusted as required by rules promulgated by the SEC.

     (2)Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Robert G. Teresi, 130,900 shares; Sidney S. Kahn, 40,000 shares; James K. Dutton, 40,000 shares; Blanche M. Sutter, 39,332 shares; Serge L. Blanc, 8,549 shares; Roger L. Bailey, 10,000 shares and Dan D. Borozan, 4,000 shares; and all executive officers and directors as a group, 300,771 shares.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors of the Company.

               Name                         Age               Position

         Roger L. Bailey......................54     Vice President, Corporate Services
         Serge L. Blanc.......................57     Vice President, Business Products
         Dan D. Borozan.......................58     Vice President, Operations
         Steven C. Humphreys..................33     President
         Dean A. Hovey........................40     Vice President, Business Development
         Chad B. Kinzelberg...................27     Vice President, Marketing
         Lawrence F. Lunetta..................43     Vice President, Strategic Relations
         Blanche M. Sutter ...................48     Vice President, Finance, Chief Financial Officer and Secretary
         Warren Teitelman Ph.D................54     Vice President, Engineering

     Mr. Bailey joined the Company in August 1989 as Vice President, Marketing and Sales for Business Products. In October 1990, he became Vice President, Sales and Service. In December 1994, he became Vice President, Corporate Services.

     Mr. Blanc joined the Company in May 1977 as Vice President, Engineering. In August 1994, he became Vice President, Business Products.

     Mr. Borozan joined the Company in January 1991 as Vice President, Operations. Prior to joining the Company, he was Director of Materials at Hughes LAN Systems, a manufacturer of local area network products.

     Mr. Hovey joined the Company in August 1994 as Vice President, Business Development. Prior to joining the Company, from 1989 to 1994, he was a General Partner of Avalon Ventures, a venture capital fund.

     Mr. Humphreys joined the Company in June 1994 as President. Prior to joining the Company, from 1991 to 1994, he was Vice President, Business Development and Vice President of the Information Delivery Services Division for GE Information Services, a provider of applications and systems software development. From 1990 to 1991, he was President and Chief Executive Officer of Space Industry Telecommunication and Electronics Company (SITEC), a provider of PC-based software and hardware for faxing, scanning and voice response.

     Mr. Kinzelberg joined the Company in September 1994 as Vice President, Marketing. Prior to that, he was Senior Director, Fax and Messaging Software, from 1992 to 1994, and Senior Director, Marketing in 1994 for Delrina Corporation, a designer and manufacturer of fax, forms, and content-based software. From May 1990 to June 1992, he was Director of Marketing for Polaris Software, a developer of personal information manager relational database software.

     Mr. Lunetta became the Company's Vice President, Strategic Relations, in August 1994. Previously, he was Vice President, Worldwide Marketing from 1993 to 1994. From 1992 to 1993 he was Director of International Markets. From 1989 to 1991, he was Vice President, Marketing and Sales for Advanced Vision Research, a manufacturer of desktop scanners.

     Ms. Sutter has been the Company's Vice President, Finance, and Chief Financial Officer since April 1986. In June 1989 she was also appointed as the Company's Secretary.


         Dr. Teitelman joined the Company in August 1994 as Vice President, Engineering. Prior to joining the Company, from 1992 to August 1994, he was Vice President, Engineering of Lucid, Inc., a developer of LISP programming language compilers and a manufacturer of computer input/output ports. From 1984 to 1992, he held various positions at Sun Microsystems, Inc., most recently as Director of the Multimedia Platforms Products Group. In 1992, he was the recipient of the ACM Software Systems Award.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives an annual retainer of $6,000 and a per meeting fee of $1,000 (plus $500 for each committee meeting attended by committee members, if held on days other than Board meeting dates). No compensation is paid for participation in telephone meetings. In the fiscal year ended December 31, 1994, the total compensation paid to non-employee directors as a group was $38,000.

     Each non-employee director of the Company also receives stock option grants under the Directors' Plan. Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. See Proposal 2.

     During the last fiscal year, each person who was then a non-employee director received an automatic stock option grant for 20,000 shares of Common Stock, with exercise prices ranging from $6.9375 to $7.00 per share.

     SUMMARY OF  COMPENSATION

     The following table shows for the fiscal years ending December 31, 1994, 1993 and 1992, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1994 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                         Awards


Name and                                                                        Securities
Principal                                                                       Underlying       All Other
Position                        Year        Salary(1)         Bonus             Options          Compensation(2)
                                            ($)               ($)               (#)              ($)

Mr. Robert G. Teresi            1994        250,000           250,000                  0(3)      3,115
                                ----
Chief Executive Officer         1993        250,000                 0             69,000         2,007
                                ----
                                1992        203,000           156,370            122,000         1,451
                                ----

Ms. Blanche M. Sutter           1994        136,000           136,000             54,000(3)      1,824
                                ----
Vice President, Finance         1993        136,000                 0             36,000         1,536
                                ----
Chief Financial Officer         1992        123,000            94,687             64,000         1,451
                                ----
and Secretary

Mr. Serge L. Blanc              1994        136,000           136,000                  0(3)      3,741
                                ----
Vice President,                 1993        136,000                 0             23,800         1,309
                                ----
Business Products               1992        123,000            94,687             42,300         1,451
                                ----

Mr. Roger L. Bailey             1994        136,000           136,000                  0(3)      1,848
                                ----
Vice President,                 1993        136,000                 0             25,800         1,372
                                ----
Corporate Services              1992        123,000            94,687             45,800         1,451
                                ----

Mr. Dan D. Borozan              1994        132,000           132,000                  0         3,012
                                ----
Vice President,                 1993        132,000                 0             21,400         1,708
                                ----
Operations                      1992        120,000            92,374             77,400         1,451
                                ----
- - -----------

     (1) Includes amounts earned but deferred at the election of the executive officer.

     (2) Includes the Company's matching payment of $400 for each officer under its 401(k) plan and term life insurance premiums paid by the Company.

     (3) Does not include the following options whose terms were extended to ten years from five years in accordance with an offer extended to all employees in August 1994: Mr. Teresi, 173,750 shares; Ms. Sutter, 100,000 shares; Mr. Blanc, 25,826 shares; and Mr. Bailey, 51,600 shares.


STOCK OPTION GRANTS AND EXERCISES

     The following tables show for the fiscal year ended December 31, 1994, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       Option Grants in Last Fiscal Year(1)
                                                                                                   Potential
                                                                                              Realizable Value at
                                                                                                Assumed Annual
                                                                                             Rates of Stock Price
                                                                                                 Appreciation
                          Individual Grants                                                    for Option Term(4)
                     Number of           % of
                    Securities       Total Options        Exercise
                Underlying Options    Granted to           or Base        Expira-
                      Granted        Employees in           Price          tion
Name                   (#)(2)       Fiscal Year(%)(3)      ($/Sh)          Date            5% ($)           10% ($)
- - ----                 --------       ---------------        ------          ----            ------           -------
Mr. Teresi                  0               _                   _            _                  _                 _


Ms. Sutter             54,000            13.2              14.125        10/13/04         479,690         1,215,627

Mr. Blanc                   0               _                   _            _                  _                 _

Mr. Bailey                  0               _                   _            _                  _                 _

Mr. Borozan                 0               _                   _            _                  _                 _
- - -----------

     (1) Does not include the following options whose terms were extended to ten years from five years in accordance with an offer extended to all employees in August 1994: Mr. Teresi, 173,750 shares; Ms. Sutter, 100,000 shares; Mr. Blanc, 25,826 shares; and Mr. Bailey, 51,600 shares.

     (2) Options generally vest over a four-year period, 25% per year with a ten-year term. The options will fully vest upon a change of control, as defined in the Company's Option Plans, unless the acquiring company assumes the options or substitutes similar options.

     (3) Based on 409,000 options granted in fiscal year ended December 31, 1994.

     (4) The potential realizable value is based on the ten-year term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.


                    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994 AND DECEMBER 31, 1994 OPTION VALUES

                                                                       Number of
                                                                      Securities                   Value of
                                                                      Underlying                 Unexercised
                                                                      Unexercised                In-the-Money
                                                                      Options at                  Options at
                                                                       Aggregate                12/31/94(#)
12/31/94($(2)
                      Shares Acquired              Value             Exercisable/                Exercisable/
    Name              on Exercise (#)          Realized ($(1)       Unexercisable               Unexercisable
    ----              ---------------          -------------         -------------               -------------

Mr. Teresi                9,600                     82,800          125,650/112,750          1,312,800/1,106,250

Ms. Sutter               28,668                    319,556           32,332/113,000            310,236/795,000

Mr. Blanc                38,176                    291,672            3,924/39,000              32,373/383,881

Mr. Bailey               37,850                    311,662            5,000/42,250              55,447/415,850

Mr. Borozan              44,050                    367,868                0/44,750                   0/448,050

- - -----------

(1)Value  realized is based on the fair  market  value of the  Company's  Common
   Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)Fair market value of the Company's Common Stock at December 31, 1994 ($18.125) minus the exercise price of the options.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In February 1991, the Board adopted a severance plan for its executive officers designated by the Compensation and Option Committee (the "Severance Plan"). The Severance Plan provides that, in the event, within 36 months of a change of control, the participant is involuntarily terminated, other than for death, disability or cause, or the participant voluntarily terminates his or her employment for good reason, the terminated participant will be entitled to (i) a lump sum severance payment equal to two times annual compensation if termination occurs within one year of a change of control, or two times annual compensation, less 1/24 of such amount for each full month which has passed since such anniversary if termination occurs beyond the one-year anniversary of a change of control, (ii) continuation of health insurance benefits for up to 18 months at Company expense, and (iii) acceleration of vesting of stock options ranging from 25% to 100% of unvested stock options, depending upon length of service with the Company. The Severance Plan provides for a reduction in the benefits otherwise payable to the extent the payment would result in an "excess parachute payment" under the Code's golden parachute provisions.

     A "change of control" includes (i) acquisition by a person or group of 50% or more of the voting power of the Company, (ii) individuals who constitute the incumbent board cease to constitute a majority of the Board of Directors, (iii) consummation of certain business combinations following which the Company's stockholders immediately prior to the transaction do not own more than 50% of the voting power of the surviving company, and (iv) any other event the incumbent board determines constitutes a change of control. For purposes of the Severance Plan, the incumbent board is defined to include not only the present directors but subsequently elected directors, so long as their election or nomination for election by the Company's stockholders was approved by a majority of the then incumbent board (other than an approval in connection with an actual or threatened election contest).

     "Good reason" includes (i) reduction of compensation, (ii) failure to provide a substantially similar welfare benefit package, (iii) change in the participant's responsibilities, authority, titles or offices resulting in diminution of position, (iv) a material reduction in duties, (v) request that the participant relocate to a worksite that is more than 35 miles from his or her prior worksite, (vi) failure or refusal of the successor company to assume the Severance Plan, or (vii) material breach of material provisions of the Severance Plan.

     The Severance Plan has been automatically extended for a one-year term on each December 31 since December 31, 1991, and will automatically be extended for additional one-year periods unless the Board takes action not to extend it. The Severance Plan may not be amended or terminated with respect to any participant without the consent of such participant.

     In February 1991, the Company also adopted a severance policy for its executive officers designated by the Compensation and Option Committee in the event of involuntary termination (the "Standard Policy"). The Standard Policy provides that, in the event that the participant is involuntarily terminated other than for death, disability or cause, the terminated participant will be entitled to (i) a lump sum severance payment equal to one half of annual compensation and (ii) continuation of health insurance benefits for up to six months at Company expense.

     The Standard Policy has been automatically extended for a one-year term on each December 31 since December 31, 1991, and will automatically be extended for additional one-year periods unless the Board takes action not to extend it. The Standard Policy may not be amended or terminated with respect to any participant without the consent of such participant.

     In December 1994, the Company entered into an Executive Compensation and Benefits Continuation Agreement with Robert Teresi, the Company's Chief Executive Officer, which remains in effect during the duration of Mr. Teresi's employment by the Company. In the event of (i) the involuntary termination of Mr. Teresi without cause, as defined in the agreement, or due to the death or disability of Mr. Teresi; (ii) the voluntary termination of Mr. Teresi for good cause, as defined in the agreement, or (iii) the part-time employment of Mr. Teresi at the Company as a non-officer in certain circumstances after voluntary termination of employment, then the agreement provides that Mr. Teresi will be paid salary continuation benefits equal to three years of his base salary, to be paid in equal monthly installments over a period of five years. The Company will also continue Mr. Teresi's health insurance benefits, including any medical, vision care or dental insurance coverage then in effect, for a period of up to five years, and will continue medical benefits for Mr. Teresi's spouse and daughter for up to five years. In addition, any outstanding unvested stock options held by Mr. Teresi at the termination date of his employment will be subject to continued or accelerated vesting, subject to certain criteria as set forth in the agreement. All the benefits payable by the Company under the agreement cease immediately upon the happening of certain events specified in the agreement, including in the event that Mr. Teresi becomes employed by or provides consulting services to an entity which is engaged in a business in which the Company is also engaged.

COMPENSATION AND OPTION COMMITTEE REPORT

     The Compensation and Option Committee of the Board of Directors (the "Committee") consists of Mr. James Dutton, Mr. Sidney Kahn, and Mr. Wayne Rosing, none of whom are currently officers or employees of the Company. The Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, including its Stock Option Plans, the Caere Savings and Retirement 401(k) Plan and the 1990 Employee Stock Purchase Plan.

General

     The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and thereby enhance long-term stockholder value. Annual compensation for the Company's executive officers consists of three elements: a cash salary, a cash incentive bonus, and stock option grants.

     The Committee evaluates the performance of management and determines compensation policies, plans, and programs which seek to enhance the performance of the company, and thus stockholder value, by aligning closely the financial interests of the Company's senior management with those of its stockholders.

     In its review of management performance and compensation, the Committee also takes into account management's commitment to the long-term success of the Company through development of new products and enhanced versions of current products as evidenced by the Company's significant investments in research and development. Over the last three years, Caere's expenditures on research and development have been $9.7 million, $9.4 million, and $7.5 million, respectively. The Committee recognizes that while these expenditures reduce current reported earnings, they provide the basis for helping to achieve management's objective of sustained significant long-term earnings growth.

     In establishing executive compensation levels for 1994, the Committee recognized management's significant accomplishments during the year, including, in order of importance (i) record financial performance; (ii) the successful acquisition of Calera Recognition Systems, Inc. ("Calera"); (iii) new additions to Caere's family of PageKeeper document management software products; and (iv) PageKeeper's receipt of PC Computing magazine's "Most Valuable Product" award and Byte magazine's "Best of COMDEX" award, for software application categories. In addition to achieving corporate performance goals in 1994, these were significant accomplishments toward the advancement of management's overall objective of sustained significant long-term earnings growth.

Executive Officer Compensation

     At its December 1993 meeting, the Committee reviewed the results of two salary surveys which provided information on the compensation of management at similarly-sized software and technology companies, detailed by position. Based in part on this survey information, the Committee set base salaries in 1993 at levels comparable to the mid-range of competitive companies of comparable size in similar industries. Those companies include some, but not all, of the companies included in the Hambrecht & Quist Technology Stock Index used in the performance measurement comparison graph. Based on the Company's policy of providing incentives for meeting performance goals and the structure of its salary and bonus plan, as discussed below, there were no increases in the base salaries of the Company's executive officers in 1994.

     The Company's cash bonus plan is tied to financial performance versus plan and the profitability of the Company. The total size of the bonus pool is calculated using a formula based upon the Company's operating earnings as a percentage of revenues. Performance is measured and bonus is determined each quarter independently in order to encourage meeting plan objectives on a quarterly basis. The salary and bonus plans are structured in a highly leveraged manner, e.g., potential bonus as a percentage of total compensation, to provide a strong incentive for achieving short-term annual performance objectives. Bonus amounts are allocated among the executive officers based upon the individual's base salary as a percentage of the entire group's base salaries. The maximum bonus allowable for an executive in any period is 100% of that person's base salary for the period. Since the Company exceeded its 1994 goals and due to its other exceptional accomplishments in 1994, including Caere's record financial performance, resulting in a 577% increase in net earnings, cash bonuses of 100% of base compensation were awarded to executive officers in 1994.

     The Company uses its stock option program as a long-term incentive to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. Options have been granted to existing members of management based on a plan of achieving certain levels of predetermined ownership participation. Because these objectives have been long-term in nature, they have not been significantly increased when annual performance goals have been exceeded, as they were in 1992 and 1994, nor decreased when annual performance goals have not been met, as in 1993. Options are granted at the then fair market value of the Company's Common Stock, are subject to four-year vesting, and have a term of either five or ten years. In August 1994, the Committee authorized the extension of the term of all outstanding stock options from five to ten years.

     The Company believes this combination of short- and long-term incentives in the form of salary and bonus plus stock option grants will focus the Company's officers on the optimum balance of achieving short-term annual objectives while building long-term stockholder value.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply in the future with Code
Section 162(m) to the extent consistent with the best interests of the Company.

Chief Executive Compensation

     In accordance with the general procedures described above, the Chief Executive Officer received a base salary of $250,000 in 1994, which did not reflect any increase from his 1993 base salary. Consistent with the Company's philosophy of providing incentives for and rewarding exceptional performance, the Chief Executive Officer received a cash bonus of $250,000. No additional stock option grants were awarded to the Chief Executive Officer in 1994. As discussed above, however, the term of certain stock options previously held by the Chief Executive Officer, as well as those held by other employees of the Company, was extended from five years to ten years.

                                                   By the Compensation Committee

                                                   James K. Dutton
                                                   Sidney S. Kahn
                                                   Wayne E. Rosing

     *The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Compensation and Option Committee consists of Messrs. Dutton, Kahn, and Rosing. Mr. Dutton was an executive officer of the Company from 1979 to 1985.

PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows the value of an investment of $100 on December 31, 1989, in cash of (i) the Company's Common Stock, (ii) the H&Q Technology Stock Index, and (iii) the Nasdaq Market Index.



                            Caere Corporation         H&Q Technology Index          NASDAQ Market Index
December 1989               100.0                     100.0                         100.0
December 1990                79.45                     91.42                         84.92
December 1991                82.19                    135.14                        136.28
December 1992               197.26                    155.45                        158.58
December 1993               105.48                    169.64                        180.93
December 1994               198.63                    196.9                         176.91






     *The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

     The Board does not know of any other matters which may come before the Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company not later than December 8, 1995, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

     The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their shares personally even though they have sent in their proxies.

                                      By Order of the Board of Directors


                                      /s/ Blanche M. Sutter
                                      BLANCHE M. SUTTER, Secretary

Los Gatos, California
April 6, 1995

APPENDIX
Form of Stockholder Proxy

                               CAERE CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1995

     The undersigned hereby appoints Robert G. Teresi and Blanche M. Sutter, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Caere Cororation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Los Gatos Lodge, 50 Saratoga Avenue, Los Gatos, California, on Friday, May 5, 1995, at 9:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   (Continued and to be signed on other side)

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED BELOW.

1. To elect two directors of the Company to serve for the ensuing three years until the Company's 1998 Annual Meeting of Stockholders and until their successors are elected.

Nominees:  Wayne E. Rosing and Robert G. Teresi

     FOR ALL NOMINEES LISTED                 WITHHOLD AUTHORITY
     ABOVE (EXCEPT AS MARKED                 TO VOTE FOR ALL
     TO THE CONTRARY BELOW)                  NOMINEES LISTED ABOVE
     [   ]                                   [   ]

_____________________________________________________

To withhold authority to vote for any individual nominee write such individual nominee's name above.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

2. To approve amendments to the 1992 Non-Employee Directors' Stock Option Plan to increase the number of shares which may be issued from 80,000 to 130,000, an increase of 50,000 shares, and to extend the term of options, including outstanding options, from five (5) years to ten (10) years.

     FOR                           AGAINST                       ABSTAIN
     [   ]                         [   ]                         [   ]

3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1995.

     FOR                           AGAINST                       ABSTAIN
     [   ]                         [   ]                         [   ]

Signature __________________________________ Date ____________________________

Signature __________________________________ Date ____________________________

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.